UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 14, 2015, Eastern Virginia Bankshares, Inc. (the “Company”) announced that it has repurchased from the United States Department of the Treasury (“Treasury”) the warrant to purchase 384,041.19 shares of the Company’s common stock at an exercise price of $9.374 per share (the “Warrant”), each as adjusted in accordance with the Warrant’s terms due to certain capital stock transactions by the Company subsequent to the Warrant issue date. The Warrant was originally issued to Treasury in January 2009 pursuant to the Company’s participation in the TARP Capital Purchase Program. The aggregate repurchase price paid by the Company for the Warrant was $115 thousand, based on the fair value of the Warrant as agreed upon by the Company and Treasury. Following the repurchase of the Warrant, Treasury has no remaining equity investment in the Company.

A copy of the Company’s press release regarding the Warrant repurchase is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Eastern Virginia Bankshares, Inc. press release dated May 14, 2015

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Date: May 14, 2015

	By:	/s/ J. Adam Sothen
J. Adam Sothen
Executive Vice President &
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Eastern Virginia Bankshares, Inc. press release dated May 14, 2015